CERTIFICATIONS

The undersigned, Kevin Kortje, hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)

the annual report on Form 20-F of Qwick Media Inc. for the year ended December 31, 2011 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Qwick Media Inc.

Dated: April 30, 2012

/s/ Kevin Kortje
Kevin Kortje
Chief Financial Officer
(Principal Financial Officer and
Principal Accounting Officer)

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Qwick Media Inc. and will be retained by Qwick Media Inc. and furnished to the Securities and Exchange Commission or its staff upon request.